Exhibit 99.(8)(h)(i)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated January 17, 2013, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”) and Forethought Life Insurance Company, an Indiana life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts (collectively, the “Parties”), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 10, 2019.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:		By:
Name:	Louis Ducote	Name:	Jeffrey H. Kupor
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:		By:
Name:	Veronica Castillo	Name:	Brian C. Thorp
Title:	Assistant Secretary	Title:	Vice President

FORETHOUGHT LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:		By:

Name:		Name:

Title:		Title: